AMENDMENT TO SUPPLY AGREEMENT


          THIS AMENDMENT TO SUPPLY AGREEMENT (this "Amendment") is made and entered into as of December 21, 1993 by and between DEL MONTE CORPORATION, a New York corporation ("DM"), and SILGAN CONTAINERS CORPORATION, a Delaware corporation ("Seller").

                               B A C K G R O U N D
                               - - - - - - - - - -
          DM and Seller are parties to that Supply Agreement made and entered into as of September 3, 1993 (the "Supply Agreement"). DM and Seller desire to amend the Supply Agreement as set forth in this Amendment. Accordingly, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
          Any terms used in this Amendment without definition shall have the meanings set forth in the Supply Agreement.

                                   ARTICLE II
                               MEXICAN FACILITIES
          Schedule 2.1 to the Supply Agreement is hereby amended to clarify that the Mexican Facility referred to in such Schedule 2.1(a) is the DM cannery located in Irapuato, Mexico.

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                                   ARTICLE III
                                 SCHEDULE 2.1(e)
          Schedule 2.1(e) to the Supply Agreement is hereby amended by deleting such Schedule 2.1(e) in its entirety and replacing it with
   Schedule 2.1(e) set forth in Exhibit 2 hereto.
          By January 15, 1994, Seller shall revise and reissue to DM Schedule 2.1(e) to the Supply Agreement (which shall replace the Schedule 2.1(e) attached hereto). Such revised Schedule 2.1(e) shall effect the following:

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                                   ARTICLE IV
                            AMENDMENT TO SECTION 2.3
          The phrase "the last sentence in Section 2.1" that is contained in the third sentence of Section 2.3 of the Supply Agreement is hereby amended by deleting such phrase in its entirety and inserting in place therefor "the second sentence in Section 2.1."



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                                    ARTICLE V
          CONTAINER REQUIREMENTS PLAN; SUPPLY SCHEDULE; WORKING CAPITAL

          1. Sections 3.1 and 3.2 of the Supply Agreement are hereby amended by deleting such Sections 3.1 and 3.2 in their entirety and inserting in place therefor the following:
          3.1 Container Requirements Plan. On the date of effectiveness of this Agreement (for the 1994 Supply Year) and prior to November 15 before each subsequent Supply Year thereafter, DM shall furnish Seller with a "Container Requirements Plan" for such Supply Year, which Container Requirements Plan shall set forth DM's good faith written estimate, by type of Container and delivery location, of the quantity of Cans estimated to be needed for such Supply Year and the quantity of Ends to be affixed to such Cans. "Supply Year" shall mean a calendar year during the Term of this Agreement (based on DM's accounting month). The Container Requirements Plan for a Supply Year shall be adjusted by DM as follows: no later than the 20th calendar day of each month during such Supply Year, DM shall furnish Seller with DM's good faith written estimate of the revised Container Requirements Plan, by type of Container and delivery location, for the remaining months of such Supply Year, provided that during the packing season (which is the period from July 1 to October 31 of each year) DM shall revise such Container Requirements Plan

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     as soon as practical but at least no later than the 20th calendar day of each such month.
          3.2 Supply Schedule. On the date of effectiveness of this Agreement (for the 1994 Supply Year) and prior to December 15 before each subsequent Supply Year thereafter, Seller shall furnish DM with a "Supply Schedule" for such Supply Year, which Supply Schedule shall indicate the estimated quantity and type of Cans and Ends to be supplied by Seller by DM accounting month for each DM Facility and which shall satisfy the Container Requirements Plan for such Supply
     Year. Such Supply Schedule shall be revised monthly on or before the 30th calendar day of each month in which Seller receives a revised Container Requirements Plan and shall serve as the basis for DM's arrangement of shipments and space planning. In any Supply Year, DM shall be obligated to purchase no less than, and Seller shall be obligated to sell no more than, that number and type of Containers as shall equal the sum of the periodic monthly estimates set forth in the Supply Schedule (as revised in accordance with this Section) for each type of Container for that Supply Year. The parties agree to cooperate and use their reasonable best efforts to ___________________ _______________<f*>. Seller will notify DM immediately if Seller anticipates that it will be unable to provide Containers to DM in accordance with DM's most recent

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     Container Requirements Plan.  Seller shall advise DM's transportation department of transit requirements from Seller's location to the DM delivery location for Containers supplied by Seller as required by this
     Section 3.2 and the most recent Supply Schedule for the current Supply Year. DM's transportation department will arrange for transportation of such Containers.

         2. Section 3.4 of the Supply Agreement is hereby amended by deleting such Section 3.4 in its entirety and inserting in place therefor the following:
          On the date of effectiveness of this Agreement (for the 1994 Supply Year) and prior to December 15 before each subsequent Supply Year thereafter, Seller shall

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                    in accordance with this Agreement for all Container
     Requirements Plan requirements for each month of such Supply Year.

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                                                                Each month
   (within ten days after DM's month end (the "Delivery Date")) the Container Requirements Plan, Supply Schedule and _________________________<f*> for the current Supply Year shall be updated and adjusted by the parties, respectively, for actual information for the prior month (which actual information shall include
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                                              and, if necessary, as the
     Container Requirements Plan and Supply Schedule for such Supply Year are adjusted. ____________________________________________________
     _______________________________________________________________<f*>


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          At the end of the Term of this Agreement, the aggregate amount of all outstanding ______________________________________________________
     _______________________________<f*>.
          At the end of each Supply Year during the Term of this Agreement,
     (i)


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                                                                         and
   the term "Interest Factor" shall mean LIBOR (or any successor interest rate) at December 31 of the applicable Supply Year plus ____<f*>.

          For the 1994 Supply Year, the ____<f*> shall be _____________<f*>.
          The _____________________<f*> for the 1994 Supply Year is attached hereto as Schedule 3.4(c). For the 1994 Supply Year, the parties acknowledge that DM will have an ______________________________<f*> by
   Seller.  DM shall

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     provide Seller with an estimate (to be adjusted for actual and updated monthly) of such



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                in which case each month's fill requirements for such
     Supply Year will be assumed to be met in accordance with such accounting method.

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          For purposes of this Section 3, "month" shall mean DM's
     accounting month, which in any calendar quarter shall be four, four and five weeks, respectively.
          The _______________________________________________________<f*>
     will be calculated on the last business day of January of each Supply Year by DM (as reasonably agreed to by Seller) __________________<f*> for the most recently completed Supply Year by a


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                                    .  Until the ____<f*> for each of the
     is calculated as provided above, the parties shall use a ____<f*> for each such Supply for purposes hereof which is ________________________ _______<f*> for such Supply Year.


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                                   ARTICLE VI
                                   METAL COSTS
          Subparagraph (a) of Section 5.1 of the Supply Agreement (which subparagraph begins "The metal cost component of selling price . . .") is hereby amended by deleting such subparagraph in its entirety and inserting in place therefor the following:



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                                   ARTICLE VII
                                PROCTER & GAMBLE
          The Supply Agreement is hereby amended by adding the following new Section to the Supply Agreement immediately following Section 2.7 and immediately before Article III:
          2.8 Procter & Gamble. DM hereby agrees that it will not cancel or terminate that certain Containers Purchase Agreement dated as of March 2, 1990 (the "Container Purchase Agreement") between DM and The Procter & Gamble Company ("P & G") prior to March 2, 1995 and that it will purchase from Seller in accordance with this Agreement all Containers (as defined in such Containers Purchase Agreement) that it is required to sell to P & G under the Containers Purchase Agreement.

                                  ARTICLE VIII
                                  COST SAVINGS
          The Supply Agreement is hereby amended by adding the following to
   Section 5.2 immediately before the penultimate sentence of Section 5.2:
          Attached hereto as Schedule 5.2 is a list of cost savings items (from which DM and Seller agree to reasonably cooperate to achieve and to work together to test and approve as quickly as possible), it being understood that the cost savings associated with all such items which accrue to Seller are included in the selling prices for Containers set forth in Schedule 2.1(e) and shall not be shared or allocated pursuant to this Section 5.2 or Article VII.

                                   ARTICLE IX
                                  REAFFIRMATION
          The parties hereby reaffirm all of the other terms and conditions of the Supply Agreement. This Amendment amends the Supply Agreement only to the extent specified herein and shall not constitute an amendment to any other provision of the Supply Agreement. From and after the date hereof, all references to the Supply Agreement in the Supply Agreement and other documents referred to therein shall be references to the Supply Agreement as amended hereby.
          IN WITNESS WHEREOF, the parties have caused this Amendment to be duly signed and delivered as of the date that appears in the first paragraph of this Amendment.


               DEL MONTE CORPORATION

               By /s/Thomas E. Gibbons
                   ---------------------------
               Its Vice President
                   ---------------------------


               SILGAN CONTAINERS CORPORATION

               By /s/ Harley Rankin, Jr.
                  ----------------------------
               Its Vice President
                   ---------------------------

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   Attachments:

     Exhibit 2 -                Schedule 2.1(e)

     Schedule 3.4(a)            - Sample ____________________<f*>
     Schedule 3.4(b)            - Examples of Adjustments to Sample _________
                                    ______________<f*>
     Schedule 3.4(c)            - 1994 ____________________<f*>
     Schedule 5.2               - Cost Savings

___________________________________

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